                                               FILED PURSUANT TO RULE 424(b)(3)
PROSPECTUS SUPPLEMENT NO. 5                REGISTRATION STATEMENT NO. 333-51103
(To Prospectus Dated June 15, 1998)



                              CKE RESTAURANTS, INC.

                        $197,225,000 PRINCIPAL AMOUNT OF
                 4 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004
                 (INTEREST PAYABLE ON MARCH 15 AND SEPTEMBER 15)

                        4,091,465 SHARES OF COMMON STOCK


        This Prospectus Supplement supplements information contained in that certain Prospectus dated June 15, 1998 (as amended or supplemented, the "Prospectus") of CKE Restaurants, Inc. relating to the potential sale from time to time of up to $197,225,000 aggregate principal amount of Notes and the Shares of Common Stock issuable upon conversion thereof by the Selling Securityholders. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. Capitalized terms used herein but not defined have the meanings assigned to such terms in the Prospectus.

        The following table supplements the information set forth in the Prospectus under the caption "Selling Securityholders" with respect to the Selling Securityholders named below and the respective principal amounts of Notes and Shares beneficially owned by such Selling Securityholders that may be offered pursuant to the Prospectus:

                                                      NUMBER OF    PRINCIPAL AMOUNT   NUMBER OF
                               PRINCIPAL AMOUNT        SHARES          OF NOTES         SHARES
           NAME OF                 OF NOTES         BENEFICIALLY        TO BE           TO BE
     SELLING STOCKHOLDER      BENEFICIALLY OWNED       OWNED(1)         SOLD(2)         SOLD(2)
     -------------------      ------------------    ------------   ----------------   ---------
     CA Public Employees'          $3,000,000           62,235         $3,000,000          --
     Retirement System





        All information in this Prospectus Supplement is as of July 14, 1998.

        The date of this Prospectus Supplement is July 16, 1998.